EXHIBIT 10.11

VARIABLE COUPON CONVERTIBLE NOTES DUE 2012

ISIN No. XS0234228830
Common Code 023422883

NEITHER THESE NOTES NOR THE ORDINARY SHARES ISSUABLE ON CONVERSION OF THESE NOTES (THE “SHARES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THESE NOTES, AGREES FOR THE BENEFIT OF THE COMPANY THAT THESE NOTES AND THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE UNITED STATES OR TO US PERSONS UNLESS THE NOTES OR THE SHARES AS THE CASE MAY BE, HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS ARE AVAILABLE.

IF THE HOLDER OF A NOTE WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY ANY AGENCY OF THE UNITED STATES GOVERNMENT.

GLOBAL ENERGY DEVELOPMENT PLC

VARIABLE COUPON CONVERTIBLE NOTES DUE 2012

GLOBAL NOTE

Global Energy Development PLC, a company registered in England and Wales (hereinafter, the “Company,” which term includes any successor to the Company), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, upon presentation and surrender of this Global Note (the “Global Note”) the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S. $12,500,000) (the “Principal Amount”) on October 30, 2012, and to pay interest thereon from and including 3 November 2005, quarterly (save in the case of the first interest period) in arrear on January 30, April 30, July 30, and October 30, in each year, commencing January 30, 2006 (each an “Interest Payment Date”), at the rate of 5% per annum, from (and including) 3 November 2005 to (and including) October 30, 2008, 6% per annum from (and including) October 31, 2008 to (and including) October 30, 2010 and 7% per annum thereafter, each calculated on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or payment thereof is duly provided for; provided, however, that the Principal Amount payable upon presentation and surrender may be reduced from time to time in connection with conversions, redemptions, purchases, cancellations and similar events described in the Terms and Conditions hereof, and such reductions shall be duly noted on Schedule A hereto (which is incorporated herein by this reference as if set out in full); and provided further that interest accruing after the date of a reduction in Principal Amount shall be calculated with reference to the new Principal Amount. Payments of interest on each Note shall be paid by the Paying Agent on each Interest Payment Date, commencing January 30, 2006, to the bearer of such Note, such payment to be made in accordance with the rules and procedures of Euroclear or Clearstream, as the case may be.

Upon failure of the Company to make any payment of interest or principal on the date when due and payable, the outstanding principal balance of the Notes and, to the extent permitted by law, interest thereon will bear interest at the Default Rate beginning on the date such payment was due until the default is cured.

Notwithstanding any other provision of the Notes to the contrary, in no event shall the interest contracted for, charged or received in connection with the Notes (including any other costs or considerations that constitute interest under applicable law which are contracted for, charged or received pursuant to the Notes) exceed the maximum rate of non-usurious interest allowed under applicable law as presently in effect and to the extent an increase is allowable by such laws, but in no event shall any amount ever be paid or payable greater than the amount contracted for in the Notes, and all amounts paid by the Company which constitute usurious interest under the applicable law shall be applied in the manner described herein.

To the extent permitted by law, interest contracted for, charged or received on the Notes shall be allocated over the entire term of the Notes, to the end that interest paid on the Notes does not exceed the maximum amount permitted to be paid thereon by law.

The principal and interest on the definitive Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of London and the City of New York, New York, or at such other office or agency of the Company as may be maintained for such purpose.

This Global Note has been issued pursuant to resolutions adopted by the Board of Directors of the Company on October 27, 2005. This Global Note is a permanent security and is exchangeable in whole for definitive Notes in bearer form, with interest coupons attached, upon the event specified in the Terms and Conditions herein.

Until transferred in full for the definitive Notes in certificated form, this Global Note shall in all respects be ratably entitled to the same benefits under, and subject to the same Terms and Conditions of the definitive Notes authenticated and delivered hereunder.

This Global Note, the definitive Notes, and the Terms and Conditions shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent by manual signature of one of its authorized signatories, this Global Note shall not be entitled to any benefit under the Terms and Conditions and shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Global Note to be duly executed in its corporate name by the manual or facsimile signatures of the undersigned duly authorized officers of the Company.

Dated as of 31 October 2005,

GLOBAL ENERGY DEVELOPMENT PLC

By:	/s/ David P Quint
David P Quint, Director

ATTEST:

By:	/s/ Catherine Miles
Catherine Miles, Secretary

CERTIFICATE OF AUTHENTICATION

This Global Note constitutes the Note referred to in the within mentioned Terms and Conditions.

THE BANK OF NEW YORK, Authenticating Agent

Date: 2005	By:
Name:
Title:

TERMS AND CONDITIONS OF THE NOTES

The U.S. $12,500,000 of Variable Coupon Convertible Notes Due 2012 (the “Notes”) of Global Energy Development PLC, a company registered in England and Wales (the “Company”) are constituted by, and authorized to be issued pursuant to these Terms and Conditions and resolutions of the Board of Directors of the Company adopted on October 27, 2005.

Copies of a paying and conversion agency agreement dated as of October 31, 2005 (the “Agency Agreement”), made between the Company and The Bank of New York, as paying and conversion agent (the “Paying Agent” and “Conversion Agent,” respectively, which expressions shall include any successors and assigns) are available for inspection during normal business hours by the holders of the Notes (“Noteholders”) and the Couponholders at the specified office of the Paying Agent. The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of all the provisions of the Agency Agreement.

Certain terms not otherwise defined in the text hereof are defined in Condition 19 herein.

1. Form, Denominations, and Title, and Certain Administrative Provisions

(A) The Notes if issued in definitive bearer form will be serially numbered, in denominations of U.S. $1,000 or multiples thereof (the “Authorized Denomination”), each with Coupons attached on issue, and with such numerical and other identification designation as the Company shall deem desirable.

(B) Title to the Notes and to the Coupons in certificated form will pass by delivery. The Company and the Paying Agent and Conversion Agent may (to the fullest extent permitted by applicable laws) deem and treat the Holder of any Note and the Holder of any Coupon as the absolute owner thereof for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice to the contrary).

Beneficial interests in the Notes will be represented by a global note (the “Global Note”), without interest coupons, which will be deposited with a common depository (the “Common Depository”) and held on behalf of Morgan Guaranty Trust Company of New York, as operator of the Euroclear System (“Euroclear”), and Clearstream, société anonyme (“Clearstream”), for credit to the accounts designated by the Noteholders at Euroclear and Clearstream. Except as provided herein, certificates will not be issued in exchange for beneficial interests in this Global Note.

(C) The Notes shall be executed on behalf of the Company by its Managing Director and attested by its Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes.

At any time and from time to time hereafter, the Company may deliver Notes executed by the Company to the Authenticating Agent for authentication, together with a Company order for the authentication and delivery of such Notes, and the Authenticating Agent in accordance with such Company order shall authenticate and deliver such Notes. Such Company order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

The Global Note shall be dated as of the date of authentication.

No Note shall be entitled to any benefit hereunder or be valid or obligatory for any purpose until the certificate of authentication substantially in the form hereto is duly executed by the Authenticating Agent by the manual signature of an authorized signatory of such Authentication Agent, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of these Terms and Conditions.

In case the Company, pursuant to Conditions 3(B) and 3(C), shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its Properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have entered into an amendment hereto, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Authenticating Agent, upon order of the successor Person, shall authenticate and deliver notes as specified in such request for the purpose of such exchange.

(D) If the Common Depository referred to in Condition 1(F) notifies the Company that it is unwilling or unable to continue as Common Depository for this Global Note, the Company shall use its best efforts to identify and appoint a successor depository within 90 days of such notice. Pending the preparation of definitive Notes, if required herein, the Company may execute, and upon Company order the Authenticating Agent shall authenticate and deliver, temporary definitive Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced and in the Authorized Denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary definitive Notes may determine, as conclusively evidenced by their execution of such temporary definitive Notes.

If temporary definitive Notes are required to be issued pursuant to these Conditions, the Company will cause definitive Notes to be prepared thereafter without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the Authorized Denomination or multiples thereof. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under these Terms and Conditions as the definitive Notes.

(E) Upon surrender for exchange of any Note at the office or agency of the Company designated pursuant to these Conditions, the Company shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the Authorized Denomination or denominations of a like aggregate principal amount.

Furthermore, any Holder of this Global Note, by acceptance of this Global Note, agrees that transfers of a beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of the Global Note (or its agent) or as otherwise provided in these Conditions, and that ownership of a beneficial interest in this Global Note shall be required to be reflected by way of book entry.

All Notes issued upon any exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits hereunder, as the Notes surrendered upon such exchange.

Every Note presented or surrendered for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company, duly executed by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing.

Except as otherwise provided herein, no service charge shall be made for any exchange, conversion or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange of Notes.

The Company shall not be required (i) to exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed hereunder and ending at the close of business on the day of such mailing of the relevant notice of redemption, (ii) to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to exchange any Note during a period beginning five days before the date of Maturity and ending on such date of Maturity.

(F) (1) This Global Note shall be delivered to the Common Depository. Members of, or participants in, Euroclear and Clearstream (“Agent Members”) shall have no direct rights hereunder with respect to any Global Note held on their behalf by the Common Depository, or under such Global Note. The Common Depository may be treated by the Company, and any agent of the Company, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Common Depository or shall impair, as between the Common Depository and the Agent Members, the operation of customary practices governing the exercise of the rights of a Noteholder.

(2) Transfers of the Global Note shall be limited to transfers of the Global Note in whole, but not in part, to the Common Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred in accordance with the rules and procedures of the Common Depository, Euroclear, Clearstream, and the provisions hereof. Definitive Notes in bearer form shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Note in accordance with the Common Depository’s procedures only if the Common Depository notifies the Company that it is unwilling or unable to continue as Common Depository for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice, or an Event of Default has occurred and is continuing and the Company has received a request from any owner of a beneficial interest in the Global Note for such a transfer.

(3) In connection with any transfer of beneficial interests in this Global Note to beneficial owners pursuant to subsection (2) of this Condition, the Common Depository shall reflect on its books and records the date and a decrease in the Principal Amount of this Global Note in an amount equal to the principal amount of the beneficial interests in this Global Note to be transferred, and the Company shall execute, and the Authenticating Agent shall authenticate and deliver, one or more definitive Notes in bearer form of like tenor and amount.

(4) In connection with the transfer of the beneficial interests in the entire Global Note to beneficial owners pursuant to subsection (2) of this Condition, this Global Note shall be deemed to be surrendered to the Conversion and Paying Agent for cancellation, and the Company shall execute, and the Authenticating Agent shall authenticate and deliver, to each beneficial owner identified by the Common Depository, in exchange for its beneficial interest in this Global Note, an equal aggregate principal amount of definitive Notes in bearer form.

(5) Any definitive Note in bearer form delivered in exchange for an interest in this Global Note pursuant to subsection (2) or subsection (3) of this Condition shall bear the applicable legend regarding transfer restrictions applicable to the bearer Note as counsel to the Company shall advise the Company.

(6) The Holder of this Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Noteholder is entitled to take under these Terms and Conditions.

(7) Any definitive Note in bearer form delivered in exchange for an interest in this Global Note pursuant to subsection (2) or (3) of this Condition will prior to delivery to the Noteholder have all matured Coupons as of such delivery date, which are attached to such bearer Note, cancelled and voided by the Authenticating Agent.

(8) Nothing contained herein shall be deemed to authorize any transfers (by book-entry or otherwise) of this Global Note otherwise than in accordance with the Securities Act and all other applicable legislation. Unless otherwise required by applicable law, neither the Company nor the Common Depository shall recognize or give effect to any attempt to transfer (by book entry or otherwise) or convert any Note or any interest therein in violation of the Securities Act or all other applicable legislation.

(G) The Noteholders by acceptance of the Notes hereby covenant and agree that neither the Notes nor the Conversion Shares will be offered, sold, transferred, pledged, converted or otherwise disposed of unless (i) the Notes and/ or the Conversion Shares have been registered under the Securities Act or any applicable state securities or blue sky laws or exemptions from the registration requirements of such laws are available, and (ii) such action is in compliance with all applicable legislation.

(H) If (i) any mutilated Note or Coupon is surrendered to the Authenticating Agent, or (ii) the Company and the Authentication Agent receive evidence to their satisfaction of the destruction, loss or theft of any Note or Coupon, and there is delivered to the Company and the Authenticating Agent such security and/or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Authenticating Agent that such Note or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon Company order the Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Note or Coupon or in lieu of any such destroyed, lost or stolen Note or Coupon, a new Note or Coupon of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Note or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note or Coupon, pay such Note or Coupon, as the case may be.

Upon the issuance of any new Note or Coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Authenticating Agent) connected therewith.

Every new Note or Coupon issued pursuant to this Section in lieu of any destroyed, lost or stolen Note or Coupon shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note or Coupon shall be at any time enforceable by anyone, and shall be entitled to all benefits hereunder equally and proportionately with any and all other Notes or Coupons duly issued hereunder.

The provisions of this Condition are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note or Coupon.

Any new Note issued under this Condition 1(H) in lieu of any destroyed, lost or stolen Note shall be issued by the Authenticating Agent with all matured Coupons as of such date of issuance cancelled or voided.

2. Status

The Notes and any Coupons are direct, unconditional and unsecured obligations of the Company and will rank pari passu, without any preference among themselves. The Notes and any Coupons will rank senior to all Subordinated Obligations of the Company, present and future, but, in the event of bankruptcy or insolvency of the Company, only to the extent permitted by the applicable laws relating to creditors’ rights. The Notes will not be secured by any assets or property of the Company. The Notes and any Coupons will rank pari passu with all other present and future unsecured Indebtedness of the Company other than Subordinated Obligations.

3. Covenants

(A) The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) of the Company; provided, however, that the Company shall not be required to preserve any such rights if the Board of Directors shall determine that the preservation thereof is no longer in the best interests of the Company and the conduct of its business, and that the loss thereof is not disadvantageous in any material respect to the Noteholders; and provided, further, that nothing contained in this Condition 3(A) shall prohibit any transaction permitted by Condition 3(B) or Condition 3(C) herein.

(B) The Company will not merge or consolidate with or sell, convey, transfer or lease or otherwise dispose of all, or substantially all of its Properties and assets substantially as an entirety to any Person, unless either (i) the Company shall be the surviving Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer, or which leases, the Properties and assets of the Company substantially as an entirety (1) shall be a Person organized and validly existing under the laws of the United Kingdom, or the United States of America, any state thereof or the District of Columbia and (2) shall expressly assume, by a written instrument, the Company’s obligation for the due and punctual payment of the principal of and interest on all the Notes and the performance and observance of every Term and Condition contained herein and in the Agency Agreement.

(C) Upon any consolidation of the Company with or merger of the Company with or into any other Person or any conveyance, transfer or lease of the Properties and assets of the Company substantially as an entirety to any person, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Terms and Conditions contained herein with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company, except in the case of a lease, shall be discharged of all obligations and covenants under the Notes and may be dissolved and liquidated.

(D) The Company will maintain in at least one European city an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for conversion or exchange and where notices and demands to or upon the Company in respect of the Notes may be served. The corporate trust office of the Paying Agent at One Canada Square, 48th Floor, London, E14 5AL, England shall be such office or agency of the Company, unless the Company shall designate and maintain some other offices or agencies for one or more of such purposes pursuant to the terms of the Agency Agreement. The Company will give prompt written notice to the Noteholders of any change in the location of any such offices or agencies.

The Company may also from time to time designate one or more other offices or agencies (in or outside of Europe) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Europe for such purposes. The Company will give prompt written notice to the Noteholders of any such designation or rescission and any change in the location of any such other office or agency.

(E) The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or Property of the Company and (b) all lawful claims for labour, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

(F) The Company will not amend its Certificate of Incorporation or constitutional documents except as required by law, except in respect to such amendments that the Board of Directors reasonably determines do not materially adversely affect the rights of the Noteholders, or except to the extent that such amendment would not have a material adverse effect on (a) the ability of the Company to perform its obligations under the Notes or (b) the rights of the Noteholders, except that neither (i) increases in the number of Shares and issuance thereof with related securities, nor (ii) designations of preferred shares of the Company, modifications of the terms of such designations and issuance thereof with related securities, nor (iii) modification or expansion of the indemnity provisions provided by the Company to its directors and officers, nor (iv) change of the Company’s registered office shall be deemed an amendment hereunder.

(G) To the extent permitted by law, the Company will provide to the Paying Agent or to any Noteholder such statements, certificates or other documentation concerning the organization or operations of the Company as may be reasonably necessary to establish any exceptions or exemptions from United Kingdom income tax withholding and reporting requirements.

(H) While any Conversion Right remains exercisable, the Company will use its best efforts to list and maintain a listing of all Shares issued upon conversion of the Notes on a Stock Exchange. If the Company is unable to obtain or maintain such listing of Shares, it will forthwith give not less than 30 calendar days notice to the Noteholder of the listing, de-listing or quotation or lack of quotation of the Shares (as a class) by any such Stock Exchange.

(I) If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Paying Agent of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before 3:00 p.m. (London time) on the Business Day immediately preceding each due date of the principal of or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest.

Pursuant to the terms of the Agency Agreement, the Paying Agent shall agree with the Company, subject to the provisions of this Condition, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; and

(2) notify the Company by facsimile transmission or by telex if the Paying Agent has not, by the due date for the payment of any principal and/or interest in respect of the Notes or Coupons received unconditionally the full amount of such principal and interest due or if it receives unconditionally the full amount of such principal and interest due after the due date for the payment.

Any money deposited with the Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on the Company order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease..

4. Interest

The Notes bear interest from (and including) 3 November 2005 to (and including) October 30, 2008, at the rate of five percent (5%) per annum, from (and including) October 31 2008, to (and including) October 30, 2010 at the rate of six percent (6%) per annum, and thereafter at the rate of seven percent (7%) per annum. Interest is payable quarterly in arrear on January 30, April 30, July 30, and October 30, in each year (each an “Interest Payment Date”), the first such payment to be made on January 30, 2006, in respect of the period from (and including) 3 November 2005 to (and including) January 30, 2006. The interest payable will equal from (and including) 3 November 2005 to (and including) October 30 2008) U.S. $125.00 (save in respect of the first interest period), from (and including) October 31 2008 to (and including) October 30 2010, U.S. $150.00 and thereafter U.S. $175.00, in each case per U.S. $10,000 principal amount of the Notes for each complete quarterly interest period.

Each Note will cease to bear interest (i) from its due date for redemption unless the Company shall default in the payment of the Redemption Price, in which event interest shall continue to accrue as provided herein, or (ii) where the Conversion Right shall have been voluntarily exercised by the Noteholder, from the Conversion Date, or (iii) in the case of a Call For Shares, from the Conversion Date.

Interest is calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

5. Payments

For so long as the Notes are represented by a Global Note, beneficial interests in this Global Note will be shown on, and transfers thereof will be effected only through, records maintained by, and in accordance with the rules and procedures of, Euroclear or Clearstream, as the case may be.

Payments of interest on each Note shall be paid by the Paying Agent on each Interest Payment Date, commencing January 30, 2006, to the Holder of such Note as shown on the Note Register at the close of business on the applicable Record Date, such payment to be made in accordance with the rules and procedures of such Common Depository and in accordance with the rules and procedures of Euroclear or Clearstream, as the case may be.

In case of definitive Notes, payments of principal in respect of each Note and any net proceeds payable under Condition 6(D) will only be made, against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Note at the specified office of the Paying Agent. Payments of interest due on the Notes on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupons at the specified office of the Paying Agent. All payments of principal and interest shall be made in U.S. dollars. Each such payment and any payment of the net proceeds of the sale of Shares pursuant to Condition 6(D) will be made at the specified office of any Paying Agent, or at the option of the Holder, by U.S. dollar cheque mailed to an address, or delivered in accordance with the Holder’s instructions, or by transfer to a U.S. dollar account maintained by the Holder in accordance with the Holder’s instructions, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 8.

If, at any time, in the opinion of the Company or of the Paying Agent, payments in U.S. dollars cannot be so made, payments will be made in U.S. dollars in such other manner as may be approved by the Company and the Paying Agent and notice of the alternative manner of payment will be given to the Noteholders in accordance with Condition 15.

Each Note must be presented for redemption together with all unmatured Coupons relating to such Note, failing which the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupons which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupon at any time before the expiry of six (6) years after the Relevant Date in respect of the relevant Note (whether or not such Coupon would otherwise have become void pursuant to Condition 10), or, if later, five (5) years after the date on which such Coupon would have become due, but not thereafter.

All monies paid by the Company to the Paying Agent for the payment of principal or interest on any Note which remain unclaimed at the end of two (2) years after the principal on such Note will have become due and payable will be repaid to the Company and the Holder of such Note or any Coupon appertaining thereto will thereafter have only the rights of a creditor of the Company as described in these Terms and Conditions or such rights as may be otherwise provided by applicable law.

A Holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not be entitled to any further interest or other payment if a Presentation Date is after the due date.

When making payments to Noteholders or Couponholders, fractions of one cent will be rounded down to the nearest whole cent.

The name of the initial Paying Agent and Conversion Agent and its initial specified office is set out at the end of these Terms and Conditions. The Company reserves the right at any time to vary or terminate the appointment of the Paying Agent or Conversion Agent and to appoint additional or other Paying Agents or Conversion Agents. Notice of any termination or appointment and of any changes in specified offices will be given to the Noteholders promptly by the Company in accordance with Condition 15.

6. Conversion

(A) Optional Conversion by the Noteholders; Conversion Period and Price

(i) Noteholders have the right, subject as provided herein and to any applicable laws and regulations, to require the Company to convert all or any of their Notes at their principal amount into Shares at any time during the Conversion Period (“Conversion Right”). The Conversion Period begins on the Issue Date and ends upon the earliest to occur of (A) the second Business Day prior to the later of October 30, 2012, or the date on which all principal and interest on the Notes is repaid in full, (B) if such Notes shall have been called for redemption pursuant to Condition 7, the close of the second Business Day prior to the Redemption Date, or (C) if such Notes have been the subject of a Call For Shares, the second Business Day prior to the Call For Shares Conversion Date. Upon conversion, the right of the converting Noteholder to repayment of the principal amount of the Note to be converted (and, subject as provided in Condition 6(B)(iv), accrued and unpaid interest thereon) shall be extinguished and released, and in consideration and in exchange therefor the Company shall allot and issue Shares credited as paid up in full as provided in this Condition 6.

The number of Shares to be issued on conversion of a Note will be determined by dividing the principal amount of the Note to be converted, plus accrued and unpaid interest thereon, translated into pounds sterling at a fixed exchange rate of GBP 1/US$1.78, by the Conversion Price, (as defined below) in effect on the Conversion Date, with the result being rounded down to the nearest whole number. In no circumstances shall the Conversion Price be such as to cause any Shares to be issued at a discount to their par value.

(ii) A Conversion Right may only be exercised in respect of the Authorized Denomination or multiples thereof of Notes. If more than one Note is converted at any one time by the same Holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Notes to be converted. Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof.

(iii) The price at which Shares will be issued upon the exercise of a Conversion Right initially will be 305.8 pence. The Conversion Price will be subject to adjustment in accordance with the manner provided in Condition 6(C). The Company shall give notice of any adjustment of the Conversion Price in accordance with Condition 15 within ten (10) Business Days of the effective date of such adjustment.

(iv) Notwithstanding the provisions of paragraph (i) of this Condition 6(A), if the Company shall default in making payment in full in respect of any Note which shall have been called for redemption or shall fail to issue Shares in respect of any Conversion, then, from the Relevant Date, interest shall continue to accrue on such Note and the Conversion Right attaching to such Note will continue to be exercisable (unless already exercised by the Company pursuant to Condition 6(D)) up to, and including the close of business (at the place where the Note is deposited in connection with the exercise of the Conversion Right) on the date upon which the full amount of the monies payable in respect of such Note has been duly received by the Paying Agent or, the date of the issuance of the Conversion Shares.

(B) Procedure for Conversion

(i) To exercise the Conversion Right attaching to any Note, the Holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of the Conversion Agent, a notice of conversion (a “Conversion Notice”) in the form for the time being currently obtainable from the specified office of such Conversion Agent, together with the relevant Note and any amount to be paid by the Noteholder pursuant to this Condition 6(B)(i). The current form of Conversion Notice is attached hereto as Exhibit A.

The Conversion Date must fall at a time when the Conversion Right attaching to that Note is expressed in these Conditions to be exercisable and will be deemed to be the date of the surrender of the Note and delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right.

A Noteholder delivering a Note for conversion must pay any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital, or stamp duties payable in the United Kingdom or required by any Stock Exchange, by the Company in respect of the allotment and issue of Shares and listing of the Shares on conversion). A Conversion Notice delivered shall be irrevocable.

(ii) As soon as practicable, and (subject to compliance with any applicable law and/or regulation and/or with the rules of any applicable stock exchange) in any event not later than fourteen (14) calendar days after the Conversion Date, the Company will in the case of Notes converted on exercise of the Conversion Right or a Note being converted in accordance with Condition 6(D) and in respect of which a Conversion Notice has been delivered and the relevant Note, together with all Outstanding Coupons, and amounts payable by the relevant Noteholder deposited as permitted by sub-paragraph (i) above, cause the person or persons designated for the purpose in the Conversion Notice to be registered as holder(s) of the relevant number of Conversion Shares and will make a certificate or certificates for the relevant Shares available for collection at the Company’s principal office in London, England or at the Company’s registrar in London, England, or, if so requested in the relevant Conversion Notice, will deliver such certificate or certificates to the person and at the place specified in the Conversion Notice, at the risk of the Noteholder, together with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof.

(iii) The person or persons specified for that purpose will be deemed for all purposes to be the holder of record of the number of Shares issuable upon conversion with effect from the Conversion Date or Call For Shares Conversion Date, as the case may be. The Shares issued upon conversion of the Notes will in all respects rank pari passu with the issued and outstanding Shares in issue on the relevant Conversion Date or Call For Shares Conversion Date, as the case may be, except for any right excluded by mandatory provisions of applicable law a holder of Shares issued on conversion of Notes shall not be entitled to any rights for any record date which precedes the relevant Conversion Date or Call For Shares Conversion Date, as the case may be.

(iv) If any notice requiring the conversion of any Notes is given pursuant to Condition 6(B) or Condition 6(D) on or after the fifteenth (15th) calendar day prior to the record date in respect of any dividend payable in respect of the Shares and such notice specifies a date for conversion falling on or prior to the next following Interest Payment Date, interest shall (subject as hereinafter provided) accrue on Notes which shall have been delivered for conversion on or after such record date from the preceding Interest Payment Date; provided, that the relevant Noteholder’s entitlement to interest on any Note, in the event that the Shares allotted on conversion thereof shall carry an entitlement to receive such dividend, shall be limited to the amount by which the interest such Noteholder would have received had no conversion taken place exceeds the amount of the dividend received on such Shares. Any such interest shall be paid by the Company not later than fourteen (14) calendar days after the relevant Conversion Date by U.S. dollar cheque drawn on, or by transfer to U.S. dollar account maintained by the payee with, a bank outside the United States in accordance with instructions given by the relevant Noteholder.

(C) Adjustment of Conversion Price

(i) Dividends or Distributions of Shares. In case the Company shall pay or make a dividend or other distribution on its Shares exclusively in Shares or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Shares, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of Shares and the total number of Shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Condition 6(C)(i), the number Shares at any time outstanding shall not include Shares held in the treasury of the Company. For the avoidance of doubt, this Condition does not apply to dividends or other distributions in Shares pursuant to the terms of the securities to which such dividend or other distribution may be made.

(ii) Dividends or Distributions of Rights, Warrants or Options to Purchase Shares. In case the Company shall pay or make a dividend or other distribution on its Shares consisting exclusively of, or shall otherwise issue to all holders of its Shares, rights, warrants or options entitling the holders thereof to subscribe for or purchase Shares at a price per share less than the Market Price per share (determined as further defined in certain circumstances in paragraph (vii) of this Condition 6(C)) on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Shares outstanding at the close of business on the date fixed for such determination plus the number of Shares which the aggregate of the offering price of the total number of Shares so offered for subscription or purchase would purchase at such Market Price and the denominator shall be the number of Shares outstanding at the close of business on the date fixed for such determination plus the number of Shares so offered for subscription or purchase, outstanding at the close of business on the date fixed for such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (ii), the number of Shares at any time outstanding shall not include Shares held in the treasury of the Company. The Company shall not issue any rights, warrants or options in respect of Shares held in the treasury of the Company.

(iii) Dividends or Distributions in Cash. In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Shares exclusively in cash in an aggregate amount that, together with (1) the aggregate amount of any other distributions to all holders of its Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this 6(C)(iii) has been made and (2) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company’s Board of Directors), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary for all or any portion of the Shares concluded within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to paragraph (vi) of this Condition 6(C) has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as further defined in certain circumstances in paragraph (vii) of this Condition 6(C)) of the Shares on the date fixed for shareholders entitled to receive such distribution times the number of Shares outstanding on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (iii) by a fraction of which the numerator shall be the Market Price per share (determined as provided in Section Condition 6(C)(vii)) of the Shares on the date of such effectiveness less the amount of cash so distributed applicable to one share and the denominator shall be such Market Price per share, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

(iv) All Other Distributions or Dividends. Subject to the last sentence of this paragraph (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of its Shares evidences of its indebtedness, shares of any class of capital stock, securities, cash or Property (excluding any rights, warrants or options referred to in Condition 6(C)(ii), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Condition 6(C)(i), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (iv) by a fraction of which the numerator shall be the Market Price per share (determined as further defined in certain circumstances in paragraph (vii) of this Condition 6(C)) of the Shares on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company’s Board of Directors and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the Market Price over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and Property so distributed applicable to one Share and the denominator shall be such Market Price per Share, such reduction to become effective immediately prior to the opening of business on the day next following the date fixed for the payment of such distribution (such date to being referred to as the “Reference Date”). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share pursuant to paragraph (vii) of this Condition 6(C). For purposes of this paragraph (iv), any dividend or distribution that includes Shares or rights, warrants or options to subscribe for or purchase Shares shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, Property, shares of capital stock or securities other than such Shares or such rights, warrants or options (making any Conversion Price reduction required by this paragraph (iv)) immediately followed by (2) a dividend or distribution of such shares or such rights, warrants or options (making any further Conversion Price reduction required by Condition 6(C)(i) or (ii)), except (A) the Reference Date of such dividend or distribution as defined in this Condition 6(C)(iv) shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution,” “the date fixed for the determination of shareholders entitled to receive such rights, warrants or options,” and “the date fixed for such determination” within the meaning of Condition 6(C)(i) and Condition 6(C)(ii) and (2) any Shares included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Condition 6(C)(i)).

(v) Subdivision of Shares. In case outstanding Shares shall be subdivided into a greater number of Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Shares shall each be combined into a smaller number of Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(vi) Tender or Exchange Offer for Shares. In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Shares shall expire and such tender or exchange offer shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company’s Board of Directors) at the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (A) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company’s Board of Directors), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Company or a Subsidiary for all or any portion of the Shares concluded within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to this paragraph (vi) has been made and (B) the aggregate amount of any distributions to all holders of the Shares made exclusively in cash within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to

Condition 6(C)(v) has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as provided in Condition 6(C)(vii)) of the Shares on the Expiration Time times the number of Shares outstanding (including any tendered Shares) on the Expiration Time, the Conversion Price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (1)the product of the Market Price per share (determined as provided in Condition 6(C)(vii)) of the Shares at the Expiration Time times the number of Shares outstanding (including any tendered or exchanged Shares) at the Expiration Time minus (2) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and the denominator shall be the product of (1) such Market Price per share at the Expiration Time times (2) such number of outstanding Shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

(vii) Determination of Market Price. For the purpose of any computation of the Market Price under this paragraph (vii) and Conditions 6(C)(ii), (iv) and (v) when certain circumstances described therein have occurred within ten (10) Business Days of the event giving rise to the adjustment in the Conversion Price, (A) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraphs (i), (ii), (iii), (iv), (v) or (vi) above (“Other Event”) occurs on or after the tenth Stock Exchange Business Day prior to the date in question and prior to the “ex” date for the issuance or distribution requiring such computation (the “Current Event”), the closing price for each Stock Exchange Business Day prior to the “ex” date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (B) if the “ex” date for any Other Event occurs after the “ex” date for the Current Event and on or prior to the date in question, the closing price for each Stock Exchange Business Day on and after the “ex” date for such Other Event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (C) if the “ex” date for any Other Event occurs on the “ex” date for the Current Event, one of those events shall be deemed for purposes of clauses (A) and (B) of this proviso to have an “ex” date occurring prior to the “ex” date for the other event, and (C) if the “ex” date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (B) of this proviso, the closing price for each Stock Exchange Business Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Condition 6(C)(iii) or Condition 6(C)(iv) or (C), whose determination shall be conclusive and described in a resolution of the Company’s Board of Directors) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or Property being distributed applicable to one Share. For the purpose of any computation under Condition 6(C)(vi), the Market Price per Share on any date in question shall be deemed to be the Market Price on the date selected by the Company commencing on or after the latest (the “Commencement Date”) of (A) the date 20 Stock Exchange Business Days before the date in question, (B) the date of commencement of the tender or exchange offer requiring such computation, and (C) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of Shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Stock Exchange Business Day, not later than the Stock Exchange Business Day immediately preceding the date of such Expiration Time); provided, however, that if the “ex” date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the closing price for each Stock Exchange Business Day prior to the “ex” date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (A) when used with respect to any issuance or distribution, means the first date on which the Shares trade in a regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (B) when used with respect to any subdivision or combination of Shares, means the first date on which the Shares trade in a regular way on such exchange, or in such market after the time at which such subdivision or combination becomes effective, and (C) when used with respect to any tender or exchange offer means the first date on which the Shares trade in a regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

(viii) Further Reductions for Income Tax. The Company may make such reductions in the Conversion Price, in addition to those required by Conditions 6(C) (i), (ii), (iii), (iv), (v), and (vi), as it considers to be advisable in order that any event treated for income tax purposes as a dividend of shares or share rights shall not be taxable to the recipients.

(ix) Adjustments to be Carried Forward. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(x) Notice of Adjustments of Conversion Price

Whenever the Conversion Price is adjusted as herein provided the Company shall compute the adjusted Conversion Price in accordance with Condition 6(C) and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Paying Agent and the Conversion Agent, and the Company shall cause notice thereof to be published in accordance with Condition 15 at least ten (10) Business Days in advance of the effective date of such adjustment.

(D) Call For Shares

(i) Each Noteholder acknowledges and agrees that provided the Shares into which the Notes would be converted are listed on a Stock Exchange, the Company may, at its own cost (save those expenses or taxes referred to in Condition 6(D)(iii)), at any time, elect to exercise the Conversion Right on behalf of each and every Noteholder in respect of all of the Notes Outstanding at the Conversion Price applicable as of the date fixed by the Company for such conversion (the “Call For Shares Conversion Date”), provided that the average of the Market Price of the Shares over any 20 consecutive Stock Exchange Business Day period, is equal to or greater than one hundred and twenty-five percent (125%) of the Conversion Price. The Company will give notice in the manner set out in Condition 15 that the criteria for Call For Shares under this Condition 6(D) has been met within 30 days of such criteria having been met. The form of Company Conversion Notice is attached hereto as Exhibit B.

(ii) At least 45 calendar days prior to the Call For Shares Conversion Date, the Company shall cause written notice of the Call For Shares Conversion Date to be given to the Paying and Conversion Agent. Not less than 30 and not more than 60 calendar days prior to the Call For Shares Conversion Date, the Company shall cause written notice of the Call For Shares Conversion Date to be given to the Paying Agent, the Conversion Agent and the Noteholders (in accordance with Condition 15). Following such notice, each of the Noteholders will be required on or before the Call For Shares Conversion Date to deliver or procure delivery of its Notes with all unmatured Coupons relating to such Notes together with a duly completed Conversion Notice to the specified office of the Conversion Agent, during its usual business hours for such purposes and perform together with the Company, the obligations applicable to it on conversion specified in this Condition 6. Failure to deliver the Conversion Notice shall not affect the conversion of such Notes pursuant to the terms of this Condition 6(D).

(iii) If any Noteholder with respect to whose Notes Conversion (pursuant to this Condition 6) is to take place shall fail to perform its obligations specified in this Condition 6 or shall have a registered address in any territory where, in the absence of any registration statement or other special formalities or legal requirements, the issue, allotment, transfer or delivery of the Shares arising on Conversion in the reasonable opinion of the Company, is or could be unlawful or impracticable, subject to applicable law, the Company shall make arrangements for the sale of such Shares to a third party at the best consideration reasonably obtainable by the Company and arrange for the Paying Agent to pay to such Noteholder the consideration received by it in respect of such Shares (after any deduction required to reimburse any reasonable and proper expenses incurred in arranging any such sale or any taxes payable in connection therewith arising solely as a result of the Noteholder’s failure to perform its obligations under this Condition 6(D)).

(iv) Any Notes converted in accordance with this Condition 6(D) where the Call For Shares Conversion Date falls on or before October 30 2006 will entitle the relevant Noteholder to the following additional interest payable on the Call For Shares Conversion Date equal to:

a.	Where the Call For Shares Conversion Date falls on or before January 30 2006, U.S. $500 per U.S. $10,000 principal amount of the Notes;

b.	Where the Call For Shares Conversion Date falls after January 30, 2006 but on or before April 30 2006, U.S. $375 per U.S. $10,000 principal amount of the Notes;

c.	Where the Call For Shares Conversion Date falls after April 30 2006 but on or before July 30 2006, U.S. $250 per U.S. $10,000 principal amount of the Notes;

d.	Where the Call For Shares Conversion Date falls after July 30 2006 but on or before October 30 2006, U.S. $125 per U.S. $10,000 principal amount of the Notes.

(iv) From and after the Call For Shares Conversion Date and upon compliance by the Company of its obligations hereunder with respect to such conversion, the Notes shall cease to constitute Indebtedness of the Company and shall thereafter be only deemed to represent the right to receive Shares.

(E) Notice of Certain Corporate Action

In case of the occurrence of one or more of the events that are listed herein, the Company shall cause a notice to be mailed to the Paying Agent and the Conversion Agent and to be published in the manner provided under Condition 15 hereof within ten (10) Business Days after the date on which notice is sent to the holders of the Company’s Shares. Such events are: (i) the Company shall declare a dividend (or any other distribution) on its Shares payable (1) otherwise than exclusively in cash, or (2) exclusively in cash in an amount that would require a Conversion Price adjustment pursuant to Condition 6(C)(iii); or (ii) the Company shall authorize the granting to the holders of its Shares of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding employee stock options); or (iii) of any reclassification of the Shares of the Company (other than a subdivision or combination of its outstanding Shares), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or (v) the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company’s outstanding Shares (or shall amend any such tender or exchange offer). The notice shall state (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Shares of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for securities, cash or other Property deliverable upon such re-classification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

(F) Consolidation, Amalgamation or Merger

In the event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination of the Shares), (ii) any consolidation of the

Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of all of the outstanding Shares of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange pursuant to which the Shares are converted into the right to receive other securities, cash or other Property, the Company will forthwith notify the Noteholders of such event in accordance with Condition 15 and, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Note then Outstanding shall have the right (during the period in which such Note is convertible) to convert such Note into the class and amount of Shares and other securities and property receivable upon such transaction by a holder of such number of Shares which would have been liable to be issued upon conversion of such Note immediately prior to the transaction. So far as legally possible, the Company shall cause the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company’s Shares, as the case may be, to execute and deliver to the Paying Agent on behalf of each of the Noteholders an amendment to these Terms and Conditions as provided for under Condition 17. Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Condition. The above provisions of this Condition 6(F) shall similarly apply to successive transactions of the foregoing type.

(G) Conversion Prohibited Under Certain Circumstances

The Note shall not be convertible into Conversion Shares as provided in this Condition 6 if the Stock Exchange on which the Shares are listed requires the approval by the shareholders of the Company of the issuance of the Shares which may be issued upon the exercise of the conversion rights contained in this Condition 6 and the shareholders fail to approve such issuances of the Shares at an annual meeting or general meeting held to approve such issuances.

7. Redemption and Purchase

(A) Unless previously redeemed, converted or purchased and canceled as provided herein, the Company will redeem the Notes in cash at their principal amount on October 30, 2012.

(B) (i) If as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after October 30, 2005, the Company has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (and such amendment or change has been evidenced by the delivery by the Company to the Paying Agent (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (x) a certificate signed by two officers of the Company on behalf of the Company stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Company taking reasonable measures available to it and (y) an opinion of independent legal advisers of recognized standing to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), the Company may at its option, having given not less than 30 nor more than 60 calendar days’ notice to the Noteholders in accordance with Condition 15 (which notice shall be irrevocable), redeem all the Notes but not some only, at their principal amount together with interest (if any) accrued to (but excluding) the Redemption Date, provided that no notice of redemption shall be given earlier than 90 calendar days before the earliest date on which the Company would be required to pay such additional amounts were a payment in respect of the Notes then due.

(ii) On or before October 30, 2008, the Company may, at its option and after having given not less than 30 nor more than 60 calendar days’ notice to the Noteholders in accordance with Condition 15 (which notice shall be irrevocable), redeem the Notes for cash, in whole or in part, at 108% of their principal amount together with interest (if any) accrued to (but excluding) the Redemption Date. If the Company elects to redeem less than all the Notes, the Company will select which Notes to redeem by lot, random, or such other method as it shall deem fair and appropriate. Upon expiry of any such notice period as is referred to in this Condition 7(B) (and subject as provided above), the Company shall be bound to redeem the Notes at 108% of their principal amount, together with interest accrued to but excluding the Redemption Date.

(iii) After October 30, 2008, the Company may, at its option and after having given not less than 30 nor more than 60 calendar days’ notice to the Noteholders in accordance with Condition 15 (which notice shall be irrevocable), redeem the Notes for cash, in whole or in part, at their principal amount together with interest (if any) accrued to (but excluding) the Redemption Date. If the Company elects to redeem less than all the Notes, the Company will select which Notes to redeem by lot, random, or such other method as it shall deem fair and appropriate. Upon expiry of any such notice period as is referred to in this Condition 7(B) (and subject as provided above), the Company shall be bound to redeem the Notes at their principal amount, together with interest accrued to but excluding the Redemption Date.

(C) Subject to applicable law, the Company or any of its Subsidiaries may at any time purchase Notes together with unmatured Coupons in any manner and at any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Noteholders alike. Notes purchased by the Company or any of its Subsidiaries will forthwith be surrendered for cancellation and shall no longer be deemed Outstanding.

(D) All Notes which are redeemed by the Company will forthwith be canceled (together with all related unmatured Coupons attached to or surrendered with the Notes) and may not be reissued or resold.

8. Taxation

All payments in respect of the Notes by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the United Kingdom or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction except that no additional amounts shall be payable in relation to any payment in respect of any Notes or Coupon presented for payment more than 30 calendar days after the Relevant Date except to the extent that a Holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 calendar days.

Any reference in these Terms and Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.

9. Additional Covenants

While any Conversion Right remains exercisable, the Company will, save with the approval of an Extraordinary Resolution:

(1) at all times keep available for issuance free from any preemptive rights out of its authorized but unissued capital such number of Shares as would enable the Conversion Rights and all other rights of subscription and exchange for and conversion pursuant to Condition 6 into Shares to be satisfied in full;

(2) maintain a listing for all the issued Shares and all Shares to be issued on the exercise of the Conversion Rights on a Stock Exchange, it being understood that if the Company is unable to obtain or maintain such listing of Shares it will forthwith give notice to the Noteholders in accordance with Condition 15 of the listing, de-listing or quotation or lack of quotation of the Shares (as a class) by any such Stock Exchange; and

(3) not in any way modify the rights attaching to the Shares with respect to voting, dividends or liquidation.

10. Prescription

Notes and Coupons will become void unless presented for payment within periods of ten (10) years (in the case of principal) and five (5) years (in the case of interest) from the Relevant Date in respect of the Notes or the Coupons, as the case may be, subject to the provisions of Condition 5.

11. Events of Default and Enforcement

(A) Event of Default

“Event of Default,” wherever used in these Terms and Conditions, means any one of the following events (whatever the reason for such Event of Default, whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) which shall have occurred and is continuing:

(1) if default is made for a period of five (5) Business Days or more in the payment of interest or principal due in respect of the Notes or any of them; or

(2) if the Company fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Notes or these Terms and Conditions and such failure continues for the period of 30 calendar days (or such longer period as the Majority Holders may in their absolute discretion permit) next following the service by the one or more of the Holders on the Company of notice requiring the same to be remedied; or

(3) if (i) any other Indebtedness of the Company becomes due and payable prior to its Stated Maturity by reason of an event of default (howsoever defined) or (ii) any such Indebtedness of the Company is not paid when due or, as the case may be, within any applicable grace period or (iii) the Company fails to pay when due (or, as the case may be, within any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness of any Person or (iv) any security given by the Company or any subsidiary for any Indebtedness of any Person or any guarantee or indemnity of Indebtedness of any Person by the Company becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable (following any applicable grace period); provided, however, that in each such case the Indebtedness exceeds in the aggregate U.S. $10,000,000 and in each such case such event continues unremedied for a period of 30 calendar days (or such longer period as the Majority Holders may in their sole discretion consent to in writing upon receipt of written notice from the Company); or

(4) if the Company shall generally fail to pay its debts as such debts come due (except debts which the Company may contest in good faith generally) or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, shall consent to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or shall consent to the appointment of a custodian (including, without limitation, a receiver, liquidator or Company); or

(5) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company or in relation to the whole or a substantial part its undertaking or assets or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases is not paid out or discharged within 90 calendar days (or such longer period as the Majority Holders may in their absolute discretion consent to in writing upon receipt of written notice from the Company); or

(6) if the Company institutes proceedings to be adjudicated insolvent, or shall consent to the filing of a insolvency proceeding against it, under United Kingdom insolvency laws, or shall consent to the filing of any such proceeding, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its Property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

(7) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking the insolvent winding up of the Company under applicable United Kingdom insolvency laws, and such decree or order shall have continued undischarged or unstayed for a period of 90 calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its Property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 calendar days; or

(8) if a warranty, representation, or other statement made by or on behalf of the Company contained herein or any certificate or other agreement furnished in compliance herewith is false in any material respect when made and such falsity continues for a period of 30 calendar days (or such longer period as the Majority Holders may in their absolute discretion permit) next following the service by one or more of the Holders on the Company of notice requiring the same to be remedied; or

(9) if there is any final judgment or judgments for the payment of money exceeding in the aggregate U.S. $10,000,000 outstanding against the Company which has been outstanding for more than 60 calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

(B) Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in Condition 11(A)(6) or 11(A)(7)) occurs and is continuing, then and in every such case the Majority Holders may declare the principal amount of all the Notes and accrued and unpaid interest thereon to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount and accrued and unpaid interest shall become immediately due and payable.

If an Event of Default specified in Condition 11(A)(6) or Condition 11(A)(7) occurs and is continuing, then the principal amount of all the Notes and all accrued and unpaid interest thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Noteholder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Majority Holders as hereinafter in this Condition provided, the Majority Holders, with written notice to the Company, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited in a manner satisfactory to such Holders a sum sufficient to pay

(i) all overdue interest on all Outstanding Notes,

(ii) all unpaid principal of any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate prescribed therefor in the Notes,

(iii) to the extent that payment of such interest is legally enforceable, interest on overdue interest at the rate prescribed therefor in the Notes, and

(iv) all reasonable sums paid or advanced by the such Holders hereunder; and

(2) all Events of Default, other than the non-payment of amounts of principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Condition 11(K)

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(C) Collection of Indebtedness and Suits for Enforcement by the Majority Holders

The Company covenants that if

(1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of five (5) Business Days, or

(2) default is made in the payment of the principal of any Note at the Maturity thereof and such default continues for a period of five (5) Business Days,

the Company will, upon demand of the Majority Holders, pay to the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable expenses, disbursements and advances of the Holders, their agents and counsel, and the reasonable compensation of such agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Majority Holders in their name, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Majority Holders may in their discretion proceed to protect and enforce their rights and the rights of the other Noteholders by such appropriate judicial proceedings as such Holders shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in these terms and conditions or to enforce any other proper remedy.

(D) Majority Holders May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Majority Holders (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Majority Holders shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Holders (including any claim for the reasonable expenses, disbursements and advances of such Holders, their agents and counsel) and of the other Noteholders allowed in such judicial proceeding, and the reasonable compensation of such agents and counsel, and

(2) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Majority Holders due them for the reasonable expenses, disbursements and advances of such Holders, their agents and counsel and the reasonable compensation of such agents and counsel, and to pay to the Paying Agent (where one is appointed) all such other sums due under the Notes. In the absence of such appointment, any such sums shall be paid for the rateable benefit of all the Noteholders.

Nothing herein contained shall be deemed to authorize the Majority Holders, except as permitted by law and these Terms and Conditions, to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the such Holder to vote in respect of the claim of any Noteholder in any such proceeding, except to the extent permitted by law.

(E) Majority Holders May Enforce Claims Without Possession of Notes

All rights of action and claims under these Terms and Conditions may be prosecuted and enforced by the Majority Holders without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Majority Holders shall be brought in their own name and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Majority Holders, their agents and counsel, be paid to the Paying Agent (where one is appointed) for the rateable benefit of all the Noteholders in respect of which such judgment has been recovered.

(F) Application of Money Collected

Any money collected by the Majority Holder pursuant to this Condition shall be applied in the following order in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

SECOND: The balance, if any, to the Person or Persons entitled thereto.

(G) Unconditional Right of Holders to Receive Principal and Interest

Notwithstanding any other provision in these Terms and Conditions, the Holder of any Note or of any Coupon, as the case may be, shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Note of the principal of and interest on, such Note on the respective Stated Maturity or expressed in such Note (or, in the case of redemption, on the Redemption Date) or Coupon and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder; provided, that all monies paid by the Company to the Paying Agent for the payment of principal or interest on any Note which remain unclaimed at the end of two (2) years after the Stated Maturity or Redemption Date of such Note will be repaid to the Company and the Holder of any Note or Coupon shall thereafter have only the rights of a creditor of the Company or such rights as may be otherwise provided by applicable law.

(H) Restoration of Rights and Remedies

If the Majority Holders or any Noteholder has instituted any proceeding to enforce any right or remedy under these Terms and Conditions and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Majority Holders or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Company, the Majority Holders and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Majority Holders and the Noteholders shall continue as though no such proceeding had been instituted.

(I) Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes as provided herein, no right or remedy herein conferred upon or reserved to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(J) Delay or Omission Not Waiver

No delay or omission of the Majority Holders or Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Noteholders.

(K) Waiver of Past Defaults

Subject to Condition 11(B), the Majority Holders may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

(1) in respect of the payment of the principal of or interest on any Note, or

(2) in respect of a covenant or provision hereof which under Condition 17 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of these Terms and Conditions; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

(L) Waiver of Stay or Extension Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of these Terms and Conditions; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

(M) Requirements Regarding Agents

(1) At any time after an Event of Default has occurred and is continuing the Majority Holders shall notify in writing the Company and the Paying Agent, and may by notice in writing to the Company and the Paying Agent:

(i) require the Paying Agent, until notified to the contrary by Majority Holders, to hold all Notes and Coupons and all moneys, documents and records held by it in respect of Notes and Coupons to the order of the Holders; or

(ii) require the Paying Agent to deliver to the Holders on a pro rata basis all funds held by it for the benefit of the Holders, and to deliver the documents and records held by it in respect of Notes and Coupons to the Holders, provided that such notice shall be deemed not to apply to any documents or records which the relevant Paying Agent is obliged to release by any law or regulation; and

(iii) require the Company to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Holders and not to the Paying Agent.

(2) The Majority Holders shall notify the Paying Agent immediately upon the cure or waiver of an Event of Default. Upon receipt of such notice, the provisions of this Condition 11(M) shall no longer apply.

(3) Prior to taking any action under this Agreement at the direction of any Person with respect to the Notes, the Paying Agent shall be entitled to receive (and shall receive) indemnity or security satisfactory to it.

12. Liability Solely Corporate

No recourse shall be had for the payment of the principal of or interest on any Notes or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement in these Terms and Conditions, against any incorporator, or against any shareholder, officer or director, as such, past, present or future, of the Company, or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that the Notes and these Terms and Conditions which are a part thereof are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be insured by, any such incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in the Notes or the these Terms and Conditions which constitute a part thereof or to be implied herefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for the Offering pursuant to which the Notes were issued; provided, however, that nothing herein contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

13. Defeasance and Covenant Defeasance

(A) Company’s Option to Effect Defeasance or Covenant Defeasance

The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Condition 13(B) or Section 13(C) applied to all Outstanding Notes upon compliance with the conditions set forth below in this Condition. The Company shall promptly give notice of such election to the Holders.

(B) Legal Defeasance and Discharge

Upon the Company’s exercise under Condition 13(A) of the option applicable to this Condition 13(B), the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Condition 13(D) are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Condition 13(E) and the other Conditions of these Terms and Conditions referred to in (1) and (2) below, and to have satisfied all its obligations under such Notes, including the obligation to pay interest on the Notes, and these Terms and Conditions insofar as such Notes are concerned (and the Holders, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Condition 13(D) and as more fully set forth in such Condition, payments in respect of the principal of and interest on such Notes when such payments are due, and (B) the Company’s obligations with respect to the Notes under Conditions 1(D), 1(E), 1(H), 3(D) or 3(L). Subject to compliance with this Condition, the Company may exercise its option under this Condition 13(B) notwithstanding the prior exercise of its option under Condition 13(C) with respect to the Notes.

(C) Covenant Defeasance

Upon the Company’s exercise under Condition 13(A) of the option applicable to this Condition 13(C), the Company shall be released from its obligations under any covenant contained in Condition 3 (except Condition 3(D) with respect to the Outstanding Notes on and after the date the conditions set forth in Condition 13(D)) are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any request, demand, authorization, direction, declaration, notice, consent, waiver or Act of Noteholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Condition 11(A)(4), but, except as specified above, the remainder of these and the Notes shall be unaffected thereby.

(D) Conditions to Legal Defeasance or Covenant Defeasance

The following shall be the conditions to application of either Condition 13(B) or Section 13 (C) to the Outstanding Notes:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Paying Agent as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Paying Agent, to pay and discharge, and which shall be applied by the Paying Agent to pay and discharge, the principal of and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal or installment of interest; provided that the Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes; and provided further that, upon the effectiveness of this Condition 13(D), the money or U.S. Government Obligations deposited shall not be subject to the rights of the Noteholders pursuant to the provisions of this Condition. Before or after such a deposit, the Company may give to the Paying Agent a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Condition 7, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (6) and (7) of Condition 11(A) hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) No event or condition shall exist that pursuant to the provisions of Condition 13(B) or 13(C) would prevent the Company from making payments of the principal of or interest on the Notes on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(4) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument to which the Company is a party or by which it is bound.

(5) In the case of an election under Condition 13(B), the Company shall have delivered to the Paying Agent an Opinion of Counsel stating that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(f) The Company shall have delivered to the Paying Agent an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under Condition 13(B) or the covenant defeasance under Condition 13(C) (as the case may be) have been complied with.

(E) Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

Subject to the provisions of the disposition of unclaimed moneys contained herein, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent pursuant to Condition 13(D) in respect of the Outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of these terms and conditions, to the payment, either directly or through the Paying Agent (including the Company acting as its own Paying Agent) to the Holders of the Notes of all sums due and to become due thereon in respect of principal and interest, but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

(F) Reinstatement

If the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Condition 13(E) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under these Terms and Condition shall be revived and reinstated as though no deposit had occurred pursuant to Condition 13(B) or 13(C), as the case may be, until such time as the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Condition 13(E); provided, however, that no action taken in good faith by the Company after a deposit of money or U.S. Government Obligations or both pursuant to Condition 13(E) and prior to the revival and reinstatement of obligations under these Terms and Conditions pursuant to this Condition 13(F) shall constitute the basis for the assertion of an Event of Default pursuant to Condition 11; and provided, further, that if the Company makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Paying Agent.

14. Replacement of Notes and Coupons

As provided in Conditions 1(H), should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying Agent upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence indemnity and security as the Company may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

15. Notices

(A) Notices to all the Noteholders will be valid if published in one Authorized Newspaper (unless another form of notice is permitted by these Terms and Conditions) with a copy provided to RP&C International Limited. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Company may approve.

(B) Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

(C) Any request, demand, authorization, direction, declaration, notice, consent, waiver, Extraordinary Resolution or Act of Noteholders or other document provided or pertained by these Terms and Conditions (herein collectively called “Notice”) to be made upon, given or furnished to, or filed with the Company by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Company addressed to it at the address of its principal office which shall initially be: Global Energy Development PLC, 26 Dover Street, London, W1S 9LY, Attention: Stephen Voss, Managing Director Tel. 281 504 6401, Fax, 281 504 6451; with a copy to Catherine Miles, Secretary: Tel. +44 (0)207 763 7177, Fax. +44 (0) 207 763 7137.

16. Acts of Noteholders, Meetings of Noteholders

(A) Any Extraordinary Resolution, request, demand, authorization, direction, declaration, notice, consent, waiver or other action provided by these Terms and Conditions to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of these Terms and Conditions and conclusive in favor of the Company, if made in the manner provided in this Condition

(B) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary public or other such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Company deems sufficient.

(C) Any Extraordinary Resolution, request, demand, authorization, direction, notice, consent, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon conversion or redemption thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Company or any Paying or Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(D) The Noteholders may convene a meeting at any time and from time to time to consider any matter affecting the Holders of the Notes, including the modification of the Terms and Conditions and to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this these Terms and Conditions to be made, given or taken by Holders of the Notes.

(E) Notice of every meeting of the Holders of the Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Condition 15, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(F) To be entitled to vote at any meeting of Holders of the Notes, a Person shall be (i) a Holder of one or more Outstanding Notes, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Company, and their respective counsel.

(G) The quorum at any meeting for passing any Extraordinary Resolution will be one or more Persons present holding or representing 50% or more in principal amount of the Outstanding Notes as of the date of the meeting, or at any adjourned such meeting one or more Persons present whatever the principal amount of the Notes held or represented by such Person and the vote required for passing an Extraordinary Resolution at such meeting will be not less than a majority of the principal amount of the Outstanding Notes and represented at such meeting or adjournment thereof; provided, that at any meeting, the business of which includes the modification of the provisions of the Terms and Conditions and the provisions of these Terms and Conditions, the necessary quorum and vote required for passing an Extraordinary Resolution will be one or more Persons present holding or representing not less than a majority, or at any adjourned such meeting not less than one-third, of the principal amount of the Outstanding Notes. An Extraordinary Resolution passed at any meeting of the Holders of the Notes will be binding on all Holders of the Notes, whether or not such Noteholders are present at the meeting, and on the Holders of all Coupons.

17. Amendments to Terms and Conditions

(A) Amendments

The Company, when authorized by a Board Resolution, may amend these Terms and Conditions to correct what is, in the reasonable view of the Board of Directors, a manifest error without the need to obtain the consent of any of the Holders of the Notes.

With the consent of the Holders of a majority in principal amount of the Notes Outstanding, the Company, when authorized by a Board Resolution, may otherwise amend these Terms and Conditions for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions hereof or of modifying in any manner the rights of the Noteholders hereunder; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any amendment of these terms and conditions, or the consent of whose Holders is required for any waiver of compliance with certain provisions of these Terms and Conditions or certain defaults hereunder and their consequences provided for herein, or

(3) modify any of the provisions of Condition 11(K), except to increase any such percentage or to provide that certain other provisions of these Terms and Conditions be modified or waived without the consent of the Holder of each Outstanding Note affected thereby,

(4) modify any of the provisions of these Terms and Conditions relating to the subordination of the Notes in a manner adverse to the Holders thereof, or

(5) modify any of the provisions of these Terms and Conditions relating to Conversion Rights or redemption rights.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment to the Terms and Conditions, but it shall be sufficient if such Act shall approve the substance thereof.

(B) Effect of Amendments

Upon the entering into of an amendment of these Terms and Conditions pursuant to the terms hereof, these Terms and Conditions shall be modified in accordance therewith, and amendment shall form a part of these Terms and Conditions for all purposes; and every Holder of Notes theretofore or thereafter delivered hereunder shall be bound thereby.

18. Governing Law

The Notes, including these Terms and Conditions, the Coupons, and the Agency Agreement are governed by, and will be construed in accordance with, the laws of the State of New York.

19. Definitions of Certain Terms

“Act,” when used with respect to any Noteholder, has the meaning specified in Condition 16.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means The Bank of New York

“Authorized Denomination” means U.S. $1,000.

“Authorized Newspaper” means The Financial Times (European Edition) of London, England. If such newspaper shall cease to be published, the Company shall substitute for it another newspaper in Europe, customarily published at least once a day for at least five (5) days in each calendar week, of general circulation. If, because of temporary suspension of publication or general circulation of such newspaper or for any other reason, it is impossible or, in the opinion of the Company, impracticable to make any publication of any notice required by these Conditions in the manner herein provided, such publication or other notice in lieu thereof which is made by the Company in the exercise of its reasonable discretion shall constitute a sufficient publication of such notice.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in the City of New York, New York, and London, England are not authorized or obliged by law, regulation or executive order to close.

“Call For Shares” means conversion of the Notes at the option of the Company pursuant to Condition 6D.

“Capitalized Lease Obligation” means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet of the relevant Person.

“Clearstream” means Clearstream, société anonyme.

“Commission” means the Securities and Exchange Commission, as from time to time constituted or, if at any time after the Issue Date such Commission is not existing, then the body performing similar duties at such time.

“Common Depository” means the common depository appointed by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, and Clearstream, société anonyme, which shall initially be The Bank of New York, including the nominees and successors of any Common Depository.

“Company” means Global Energy Development PLC, until a successor Person shall have become such pursuant to the applicable provisions of these Terms and Conditions, and thereafter “Company” shall mean such successor Person.

“Conversion Agent” means any Person (including the Company acting as Conversion Agent) authorized by the Company to effect conversions of the Notes on behalf of the Company. Pursuant to the terms hereof, the Company has initially appointed The Bank of New York to act as the Conversion Agent.

“Conversion Date” means the Business Day during the Conversion Period on which the Conversion Right is exercised by delivery to the Conversion Agent of the Note surrendered for conversion and the completed notice of a Noteholder’s intention to exercise its Conversion Right (as set forth in Exhibit A hereto) with respect to any Note.

“Conversion Period” means, with respect to any Note, the period which begins on the Issue Date, and ends upon the earliest to occur of (A) the second Business Day prior to the later of October 30, 2012, or the date on which all principal and interest on the Note is repaid in full, (B) if such Notes shall have been called for redemption pursuant to Condition 7 of these Terms and Conditions, the close of the second Business Day prior to the Redemption Date, or (C) if such Notes have been the subject of a Call For Shares the second Business Day prior to the Call For Shares Conversion Date.

“Conversion Price” means, in respect of a Conversion Right, initially 305.8 pence.

“Conversion Right” means the right of a Holder of any Note to convert such Note into Conversion Shares.

“Conversion Shares” means the Shares into which the Notes are convertible or converted.

“Corporation” includes corporations, limited liability companies, limited and general partnerships, associations, joint-stock companies and business trusts.

“Coupon” means bearer interest Coupons relating to the definitive Notes in bearer form and any replacement Coupons issued therefore

“Couponholder” means a Person who is the bearer of any Coupon.

“Default Rate” means, with respect to the Notes, ten percent (10%) per annum.

“Euroclear” means the Euroclear System.

“Exchange Rate” means the noon (New York time) buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

“Extraordinary Resolution” means a resolution passed at a meeting of the Noteholders duly convened and held in these Terms and Conditions.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United Kingdom, as applied from time to time by the Company and its Subsidiaries in the preparation of its financial statements.

“Guaranty” means all obligations of any Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including without limitation all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, or (ii) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to enable the recipient of such funds to maintain certain financial conditions (e.g. agreed amount of working capital) under loan or similar documents, or (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under these Terms and Conditions, a Guaranty in respect of any Indebtedness shall be deemed to be Indebtedness equal to the principal amount and accrued interest of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

“GBP”, “£”, “pounds sterling” and “pence” means the lawful currency of the United Kingdom.

“Holder or Noteholder” means a Person in whose name a Note is registered on the Paying Agent’s books, or if a Note is not in registered form, a Person who is a bearer of a Note or Coupon, as the case may be.

“Indebtedness” of any Person means and includes all present and future obligations of such Person, which shall include all obligations (i) which in accordance with generally accepted accounting principles in the United States shall be classified upon a balance sheet of such Person as liabilities of such Person, (ii) for borrowed money, (iii) which have been incurred in connection with the acquisition of Property (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), (iv) secured by any Lien existing on Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (v) created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (vi) which are Capitalized Lease Obligations, (vii) for all Guaranties, whether or not reflected in the balance sheet of such Person and (viii) which are all reimbursement and other payment obligations (whether contingent, matured or otherwise) of such Person in respect of any acceptance or documentary credit. Notwithstanding the foregoing, Indebtedness shall not include (i) Indebtedness incidental to the operation of the business of the Person in the ordinary course and in the aggregate not material to the business and operations of the Person, (ii) Indebtedness for which the Company or any of its Subsidiaries are the sole obligors and obligees, and (iii) Indebtedness represented by purchase, rental or lease obligations not to exceed S1,000,000 in any period of 12 months for any Person and its Subsidiaries.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Issue Date” means October 31, 2005.

“Lien” means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind whatsoever, including any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of these Terms and Conditions, the Company or its Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Majority Holders” means the Holders of a majority of the principal amount of Notes Outstanding.

“Market Price” means the daily closing sale price of the Shares for a Stock Exchange Business Day on a Stock Exchange.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or the Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore issued, except: (1) Notes heretofore cancelled by the Paying and Conversion Agent or delivered to the Paying and Conversion Agent for cancellation; (2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given or provision therefor satisfactory to the a Paying Agent has been made; (3) Notes, except to the extent provided in Conditions 13 (B) and 13(C), with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Condition 13; and (4) Notes which have been paid pursuant to or in exchange for or in lieu of which other Notes have been issued, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have taken any Act or given or made any Extraordinary Resolution, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company (other than Persons whose Affiliate relationship arises solely from ownership of Conversion Shares) or such other obligor shall be disregarded and deemed not to be Outstanding.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company. Pursuant to the terms and conditions hereof, the Company has initially appointed The Bank of New York as the Paying Agent

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Shares” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person’s preferred or preference shares whether now outstanding or issued on or after the Issue Date, and includes, without limitation, all classes and series of preferred or preference shares.

“Presentation Date” means the date on which a Note is presented by a Noteholder for payment of principal or a Coupon is presented by the Couponholder for payment of interest, as the case may be, or if such date is not a Business Day in London and New York, the next date which is a Business Day in each of the foregoing cities.

“Property” or “Properties” means any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any interest therein.

“Record Date” means the 15th day preceding each Interest Payment Date whether or not a Business Day.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to these Terms and Conditions.

“Redemption Price,” when used with respect to any Note and Coupons to be redeemed, means the price at which they are to be redeemed pursuant to the terms hereof, plus accrued and unpaid interest to, but excluding, the Redemption Date.

“Relevant Date” means the date on which the payment first becomes due; provided, that if the full amount of the money payable has not been received by the Paying Agent on or before the due date, it shall mean the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Noteholders by the Company in accordance with Condition 15.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time by the Commission pursuant thereto.

“Shares” means the ordinary shares, par value £0.01, of the Company (and all other (if any) shares or stock resulting from any sub-division, consolidation or reclassification of such shares).

“Special Record Date” means the date established by the Paying Agent as provided herein as a record date for the payment of defaulted principal of or interest on the Notes.

“Stated Maturity,” when used with respect to any Indebtedness or any installment of principal thereof or interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of principal or interest is due and payable.

“Stock Exchange” means the AIM Market of the London Stock Exchange, or if the Shares are no longer traded on this market, any other internationally recognized or established securities exchange on which the Shares trade.

“Stock Exchange Business Day” means any day (other than a Saturday or Sunday) on which the Stock Exchange on which the Shares are listed is open for business.

“Subordinated Obligation” means any Indebtedness of the Company outstanding on such date which is contractually subordinate or junior in right of payment to the Notes.

“Subsidiary” of any Person means any Corporation of which at least a majority of the shares having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such Corporation (irrespective of whether or not at the time stock of any other class or classes of such Corporation shall have or might have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by the Person.

“U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

The Paying Agent and Conversion Agent is:

The Bank of New York

through its London branch at:

One Canada Square

London E14 5AL

United Kingdom

and

The Bank of New York

Attention: Global Finance Unit

101 Barclay Street, Floor 21 West

New York, New York 10286

USA

SCHEDULE A

Principal Amount of this Global Note

The aggregate principal amount of this Global Note is as shown by the latest entry made by or on behalf of the Paying Agent in the fourth column below. Reductions in the outstanding principal amount of this Global Note following redemption, conversion into Shares, or the purchase and cancellation of Notes are entered in the second and third columns below.

Date	Reasons for change in the outstanding principal amount of Global Note	Amount of such change	Outstanding principal amount of this Global Note following such change	Notation made by or on behalf of the Paying Agent (other than in respect of the initial principal amount)
October 31, 2005	Not applicable	Not applicable		Not applicable

SCHEDULE B

Interest Payments in respect of this Global Note

The following payments of interest in respect of this Global Note have been made:

Date made	Amounts of interest Due and payable	Amount of interest paid	Notation made by and on behalf of the Paying Agent

EXHIBIT A

HOLDER’S CONVERSION NOTICE

To: [Conversion Agent]

The undersigned Holder of the Variable Coupon Convertible Notes Due 2012 (the “Notes”) in the aggregate principal amount of U.S. $• tendered herewith hereby irrevocably exercises the option to convert such Note(s) into Shares in accordance with the Terms and Conditions of the Notes relating to the issuance by Global Energy Development PLC of an aggregate of U.S. $12,500,000, of the Notes and directs that the Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the undersigned in the name and at the address set forth below.

If the Conversion Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

All terms used and not otherwise defined herein have the respective meanings set forth in the Terms and Conditions.

DATE:

Name of Holder

Signature(s) of Holder

Address for Delivery of Share Certificates

Name for Registration of Share Certificates (if Different than Holder):

A-1

EXHIBIT B

COMPANY’S CALL FOR SHARES CONVERSION NOTICE

To: Conversion Agent

Global Energy Development PLC (the “Company”) hereby irrevocably exercises the option to convert $• Variable Coupon Convertible Notes Due 2012 (the “Notes”) of the Company that have not been previously converted and are Outstanding at the date of this notice into Shares, in accordance with the Terms and Conditions, pursuant to which the Company has issued an aggregate of U.S. $12,500,000, of the Notes, and confirms that the Conversion Shares issuable and deliverable upon conversion shall be issued and delivered to the Noteholders in accordance with the instructions for registration and delivery of the Conversion Shares to each Holder, to be provided by each Holder to the Conversion Agent.

The Company is entitled to exercise its option to convert because the average of the Market Price of the Shares over the 20 Stock Exchange Business Day period beginning on                      and ending on                      equaled or exceeded 125% of the Conversion Price.

All terms used and not otherwise defined herein shall have the respective meanings set forth in the Terms and Conditions.

DATE:	GLOBAL ENERGY DEVELOPMENT PLC

By:

Name:

Title:

B-1

EXHIBIT C

COMPANY’S NOTICE OF REDEMPTION

To: [Paying and Conversion Agent]

Global Energy Development PLC (the “Company”) hereby irrevocably exercises the option to redeem              United States dollars (U.S. $                     ) principal amount of the Variable Coupon Convertible Notes Due 2012 (the “Notes”) of the Company that have not been previously converted and are Outstanding at the date of this notice.

Each Note so redeemed will be redeemed for a cash amount equal to     % of the face value of the Note plus interest accrued and unpaid thereon.

All terms used and not otherwise defined herein shall have the respective meanings set forth in the Terms and Conditions.

DATE:	GLOBAL ENERGY DEVELOPMENT PLC

By:

Name:

Title:

C-1